As filed with the Securities and Exchange Commission on April 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	2000	20-2000871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 - 740 McCurdy Road, Kelowna

British Columbia, Canada, V1X 2P7

1-250-765-6424

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Christopher Bunka

100 - 740 McCurdy Road, Kelowna

British Columbia, Canada, V1X 2P7

1-250-765-6424

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Barry I. Grossman, Esq. Sarah Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman& Schole LLP 1345 Avenue of the Americas New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 3, 2023

Up to            Units, Each Unit Consisting of One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Up to           Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Common Stock Underlying the Pre-Funded Warrants

Common Stock Underlying the Common Warrants

We are offering on a best-efforts basis up to          units, each unit consisting of one share of common stock and one common warrant to purchase one share of common stock, pursuant to this prospectus. The offering price of the unit is $            per unit. The common warrants included in the units will have an exercise price of $            per share, will be exercisable immediately upon issuance and will expire five (5) years from the date of issuance. We are also offering the shares of our common stock that are issuable from time to time upon the exercise of the common warrants included in the units.

We are also offering to certain purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units, each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and one common warrant to purchase one share of common stock, in lieu of units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.001 per share. The pre-funded warrants will be exercisable immediately upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. Each common warrant included in the pre-funded units has an exercise price of $_________ per share, will be exercisable immediately upon issuance and will expire five (5) years from the date of issuance. For each pre-funded unit we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the pre-funded warrants and the common warrants included in the pre-funded units.

The units and the pre-funded units will not be certificated. The shares of common stock or pre-funded warrants, as the case may be, and the common warrants included in the units or the pre-funded units, can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be issued separately and will be immediately separable upon issuance.

This offering will terminate on _____, 2023, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering which we expect will occur not later than two business days following the commencement of this offering. The combined public offering price per unit (or pre-funded unit) will be fixed for the duration of this offering.

We have engaged Maxim Group LLC, or the placement agent or Maxim, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We may sell fewer than all of the units and pre-funded units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the units and pre-funded units offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. See “Risk Factors” on page 6 of this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 17 of this prospectus for more information regarding these arrangements.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “LEXX.” On March 31, 2023, the last reported sale price of our shares of common stock, as reported on the Nasdaq Capital Market, was $2.72 per share. The public offering price per unit or pre-funded unit, as the case may be, will be determined through negotiation among us, the placement agent and the investors in the offering based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market price used throughout this prospectus may not be indicative of the final offering price. There is no established trading market for the pre-funded warrants or the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the pre-funded warrants or the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

	Per Unit(1)	Per Pre-Funded Unit(1)	Total
Public offering price	$	$	$
Placement agent fees (7%)(2)	$	$	$
Proceeds to us (before expenses) (3)	$	$	$

(1)

Based on an assumed offering price of $ per unit. The final offering price per unit or pre-funded unit, as the case may be, will be determined by us, the placement agent and the investors in this offering and may be at a discount to the market price of our common stock

(2)

We have agreed to pay the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

(3)

We estimate the total expenses of this offering payable by us, excluding the placement agent fee, will be approximately $ . Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution”.

Delivery of the securities offered hereby is expected to be made on or about                   , 2023, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus is , 2023.

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Lexaria,” “Company,” “we,” “us,” “our” or similar references mean Lexaria Bioscience Corp. and/or our subsidiaries on a consolidated basis.

Overview

The Company was formed on December 9, 2004, under the laws of the State of Nevada, and currently operates as a biotechnology company developing the enhancement of the bioavailability of a broad range of fat-soluble active molecules and active pharmaceutical ingredients (“APIs”) using our patented DehydraTECH™ drug delivery technology. DehydraTECH combines lipophilic molecules or APIs with specific long-chain fatty acids and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules encompassing pain medications, hormones, PDE5 inhibitors, antivirals, oral nicotine and its analogs, and many cannabinoids. Our technology is being evaluated for a variety of therapeutic indications, including hypertension and heart disease, dementia, diabetes and more. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including foods, beverages, oral suspensions, tablets, capsules, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter and consumer packaged goods.

In addition to its use as a drug delivery technology, DehydraTECH technology can be incorporated into the formulation and manufacturing process of new or existing non-drug orally ingestible and topical products. The procedure involves fusing the active ingredient as a delivery “payload” together with certain fatty acids and infusing the mixture into a substrate material. Using controlled dehydration synthesis, it combines the payload and fatty acids together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. From foods and beverages to cosmetics and nutraceuticals, this technology extends across many product categories beyond the primary pharmaceutical focus of the Company. DehydraTECH formulations have been found to reduce the need for unwanted sweeteners or chemical masking agents used for flavor and odor blocking allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed a variety of demonstration products since 2015 exhibiting the potential uses for DehydraTECH to both consumers and potential licensees. These products included hot chocolate, coffee, brewed teas, protein energy bars, powder filled capsules and mix-and-serve powders. All utilized DehydraTECH for a more palatable and efficient delivery of bioactive molecules. The Company gained extensive experience from the formulation and production of these products that enabled us to provide advice to our licensees with respect to the integration of DehydraTECH in their products.

Lexaria does not intend to create or produce consumer products. A part of our business plan is to encourage new and existing participants to license and utilize DehydraTECH to enable enhanced performance of their products. These products cross a wide range of lipophilic bioactive molecules including CBD with additional molecules of interest continually being evaluated.

Corporate Information

Our principal executive offices are located at 100 - 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedar.com

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The Offering

Units to be Offered	units, each unit consisting of one share of common stock and one common warrant to purchase one share of common stock.

Description of Warrants

Each common warrant will have an exercise price of $ per share, will be immediately exercisable upon issuance and will expire on the five (5) year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Pre-funded Units to be Offered

We are also offering to certain purchasers whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded units, each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and one common warrant to purchase one share of common stock, in lieu of units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each pre-funded unit will equal the price per unit being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of common stock. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of any pre-funded warrants or common warrants comprising the pre-funded unit sold in this offering.

Common Stock Outstanding before this Offering	5,985,650 shares

Common Stock Outstanding after this Offering	shares (assuming the sale of the maximum number of units covered by this prospectus, no sale of pre-funded units and no exercise of the common warrants issued in this offering).

Offering Price	The offering price is $ per unit and $ per pre-funded unit.

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Use of Proceeds

The net proceeds from our sale of shares of our common stock in this offering will be approximately $        , after deducting the placement agent fees and estimated offering expenses payable by us and assuming no sale of any pre-funded units offered in this offering. We plan to use the net proceeds of this offering for research and development studies and the patent and legal costs associated thereto, and for general working capital purposes.

For additional information please refer to the section entitled “Use of Proceeds” on page 9 of this prospectus

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Exchange listing

Our common stock and warrants issued in January 2021 (which warrants are not being offered for sale pursuant to this prospectus) are listed on The Nasdaq Capital Market, or Nasdaq, under the symbols, “LEXX” and “LEXXW,” respectively. There is no established trading market for the common warrants or the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the common warrants or the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the common warrants and the pre-funded warrants will be extremely limited.

Best Efforts Offering

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 17 of this prospectus.

The above discussion is based on 5,985,650 shares of our common stock outstanding as of March 31, 2023, and excludes, as of that date, the following:

•	474,436 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.32 per share, under our Equity Incentive Plan (the “Incentive Plan”); and

•	2,414,483 shares of common stock issuable upon exercise of 2,414,483 outstanding warrants, with a weighted average exercise price of $7.99 per share.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the securities offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Company

Unfavorable U.S. or global economic conditions could adversely affect our business, financial condition, or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and financial markets, including by the current COVID-19 pandemic, recent geopolitical events, unfavorable changes related to interest rates and rising inflation. The most recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the most recent global financial crisis, could result in a variety of risks to our business, including weakened demand for our technology and our ability to raise additional capital when needed on favorable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services by third-party payors or our collaborators. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Risks Related to This Offering

This is a best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its best efforts to solicit offers to purchase the units and pre-funded units in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the units or pre-funded units offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

Because the effective price per share of common stock included in the units or issuable upon exercise of the warrants or pre-funded warrants being offered may be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Assuming the sale of [ ] units at a public offering price of $[ ] per unit, the closing sale price per share of our common stock on Nasdaq on [ ], 2023, and assuming no sale of any pre-funded units in this offering, no exercise of any of the common warrants being offered in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $[ ] per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our Company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of the units offered in this offering, you will incur further dilution.

There is a limited market for our common stock.

Although our common stock is traded on Nasdaq, the volume of trading has historically been limited. The public trading market for the Company’s common stock depends on a marketplace of willing buyers and sellers at any given time, which in turn depends on factors outside of the Company’s control, including general economic and market conditions and the decisions of individual investors. As such, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at a price acceptable to them.

Our stock price is volatile and there is a limited market for our shares.

The stock markets generally have experienced, and will probably continue to experience, extreme price and volume fluctuations that have affected the market price of the shares of many small-cap companies. These fluctuations have often been unrelated to the operating results of such companies and in recent times have been exacerbated by investors’ concerns stemming from the COVID-19 pandemic, geopolitical issues and changes in macroeconomic conditions. Factors that may affect the volatility of our stock price include the following:

•	anticipated or actual fluctuations in our quarterly or annual operating results;
•	our success, or lack of success, in developing and marketing our products and services;
•	terrorist attacks, natural disasters and the effects of climate change, regional and global conflicts, sanctions, laws and regulations that prohibit or limit operations in certain jurisdictions, public health crises (such as the COVID-19 pandemic) or other such events impacting countries where we have operations;
•	changes in macroeconomic conditions, including inflationary pressures;
•	changes in financial estimates by us or of securities or industry analysts;
•	the issuance of new or updated research reports by securities or industry analysts
•	the announcement of new products, services, or technological innovations by us or our competitors;
•	the announcement of new customers, partners or suppliers;
•	the ability to collect our outstanding accounts receivable;
•	changes in our executive leadership;
•	regulatory developments in our industry affecting us, our customers or our competitors;
•	competition;
•	actual or purported “short squeeze” trading activity; and
•	the sale or attempted sale of a large amount of common stock, including sales of common stock following exercises of outstanding warrants.

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We may require additional financing and may not be able to obtain such financing on favorable terms, if at all, which could force us to delay, reduce, or eliminate our research and development activities.

We will continue to need capital to fund our research and development projects and to provide working capital to fund other aspects of our business. If our capital resources are insufficient to meet our capital requirements, we will have to raise additional funds. If future financings involve the issuance of equity securities, our existing stockholders would suffer dilution. If we are able to raise debt financing, we may be subject to restrictive covenants that limit our operating flexibility. We may not be able to raise sufficient additional funds on terms that are favorable to us, if at all. If we fail to raise sufficient funds, our ability to pursue certain strategic opportunities will be dramatically curtailed. If we do not raise any funds in this offering, and are not able find alternate sources of financing, including through our existing equity distribution agreement, we will only be able to continue the work on our Phase 1b Investigational New Drug Application and clinical trial for DehydraTECH-CBD for the treatment of hypertension (the “IND Program”) through July 2023 and we will not be able to pursue any other contemplated research and development projects until such time we are able to obtain additional financing.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: [(i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for [ ] from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for [ ] days from closing; and (iv) indemnification for breach of contract].

There is no public market for the common warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and the pre-funded warrants will be limited.

The common warrants included in the units and in the pre-funded units are speculative in nature.

The common warrants represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $            per share of common stock. Moreover, following this offering, the market value of the common warrants is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants.

Except as otherwise set forth in the common warrants and pre-funded warrants, holders of the common warrants and the pre-funded warrants offered hereby will have no rights as stockholders with respect to the shares of common stock underlying the common warrants and the pre-funded warrants until such holders exercise their common warrants and pre-funded warrants and acquire our common stock.

Except as otherwise set forth in the common warrants and pre-funded warrants, until holders of the common warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders of the common warrants and the pre-funded warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights. Upon exercise of the common warrants or the pre-funded warrants, as the case may be, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         , assuming a public offering price per share of common stock of $      , after deducting placement agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded units offered hereunder.  However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

We currently expect to allocate the first $6,500,000 of net proceeds for our Phase 1b Investigational New Drug Application and clinical trial for DehydraTECH-CBD for the treatment of hypertension (the “IND Program”) and approximately 60% of amounts exceeding $6,500,000 for our other existing research and development programs, with the remaining net proceeds to be used for general working capital purposes and other corporate expenditures.  This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

We believe that it may cost approximately $6,000,000 to $7,000,000 to complete our IND Program, as well as approximately $500,000 to $2,000,000 for our other existing research and development programs.  If we are unable to raise sufficient funds for the IND Program as a result of this offering, we believe that we may be able to finance the IND Program by raising additional funds or partnering with a third party to jointly finance the IND Program.  The IND Program may be adjusted based upon the amount of proceeds raised from this offering as well as subsequent financings and other sources of capital.  For example, if we do not raise sufficient capital, we could  alter the design of the IND Program, by adjusting the enrollment rate, the number of patients, and/or reducing or removing secondary or exploratory endpoints within the clinical trial.  We further believe that we can reduce costs associated with the IND Program by managing the clinical trial with internal staff instead of using a CRO and/or by further reducing management and staff compensation and overhead expenses, as necessary.

A $1.00 increase or decrease in the assumed public offering price of $     per unit would increase or decrease the net proceeds from this offering by approximately $          million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded units offered hereunder.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of November 30, 2022:

•	On an actual basis; and

•	On an as adjusted basis to give effect to the receipt of the estimated net proceeds of $ from the sale of units, after deducting estimated placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the common and pre-funded warrants issued pursuant to this offering.

The as adjusted information in the balance sheet data below is illustrative only. You should read this table together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2022, and in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2022 (as amended by Amendment No 1 thereto), each of which is incorporated by reference into this prospectus.

	As of November 30, 2022
	Unaudited, Actual	Unaudited, As Adjusted
Cash and cash equivalents	$4,533,063	$
Total Current Liabilities	281,520
Stockholders’ Equity (Deficit):
Common Stock, $0.001 par value; 220,000,000 authorized; 5,950,998 issued and outstanding as of November 30, 2022	5,951
Additional paid-in capital	47,110,257
Accumulated deficit	(40,854,472)
Non-controlling Interest	(329,776)
Total Stockholders’ Equity	$5,931,960	$

The above discussion is based on 5,950,998 shares of our common stock outstanding as of November 30, 2022, and excludes, as of that date, the following:

●	469,436 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.35 per share, under our Incentive Plan; and

●	2,414,483 shares of common stock issuable upon exercise of 2,414,483 outstanding warrants, with a weighted average exercise price of $7.99 per share.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the assumed public offering price per share of common stock and as adjusted, net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of November 30, 2022. Our net tangible book value as of November 30, 2022, was $5,431,411, or $0.91 per share of common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale by us in this offering of             units in this offering at an assumed public offering price of $          per unit, based on the closing sale price of our common stock on Nasdaq on            , 2023, assuming no sale of any pre-funded units in this offering, no exercise of any of the common warrants being offered in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of November 30, 2022, would have been approximately $           million, or approximately $           per share of common stock. This represents an immediate increase in net tangible book value of approximately $           per share of common stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $           per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed public offering price per unit			$	[ ]
Net tangible book value per share as of November 30, 2022		$0.91
Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share as of November 30, 2022, after giving effect to this offering			$	[ ]
Dilution in as adjusted net tangible book value per share to investors participating in this offering			$	[ ]

A $0.10 increase in the assumed public offering price of $          per unit would increase our as adjusted net tangible book value after this offering by $          million, or $          per share, and the dilution per share to investors purchasing securities in this offering would be approximately $          per share, assuming that the maximum number of units, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a $0.10 decrease in the assumed public offering price of $          per unit would decrease our as adjusted net tangible book value after this offering by $           million, or $          per share, and the dilution per share to investors purchasing securities in this offering would be $           per share, assuming that the maximum number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of units we are offering from the assumed maximum number of units set forth above. An increase of 100,000 units from the assumed maximum number of units set forth on the cover page of this prospectus would increase our as adjusted net tangible book value after this offering by $           million, or $          per share, and the dilution per share to investors purchasing securities in this offering would be approximately $          per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of 100,000 units from the assumed maximum number units stock set forth on the cover page of this prospectus would decrease our as adjusted net tangible book value after this offering by $          million, or $          per share, and the dilution per share to investors purchasing securities in this offering would be approximately $           per share, assuming that the assumed public offering price remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at pricing. The foregoing discussion and table assumes no sale of pre-funded units, which if sold, would reduce the number of units that we are offering on a one-for-one basis and does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per unit in this offering.

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 The above discussion is based on 5,950,998 shares of our common stock outstanding as of November 30, 2022, and excludes, as of that date, the following:

●	469,436 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $5.35 per share, under our Incentive Plan;

●	2,414,483 shares of common stock issuable upon exercise of 2,414,483 outstanding warrants, with a weighted average exercise price of $7.99 per share; and

●

the shares of common stock issuable upon the exercise of the common warrants and the pre-funded warrants to be issued to investors in this offering an at exercise price of $         per share and $0.001 per share, respectively,

To the extent that options or warrants outstanding as of November 30, 2022, have been or may be exercised or we issue other shares, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on November 28, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, filed with the SEC on December 6, 2022, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share.  As of March 31, 2023, there were 5,985,650 shares of common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

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The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Warrants

The following summary of certain terms and provisions of the common warrants included in the units and pre—funded units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration, Exercise Price and Form

Each common warrant included in the units and pre-funded units will have an exercise price equal to $       per share. The common warrants will be immediately exercisable and may be exercised until the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock or the pre-funded warrants, as the case may be, and may be transferred separately immediately thereafter. The common warrants will be issued in electronic form.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the common warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited. The common stock issuable upon exercise of the common warrants is currently listed on Nasdaq.

Rights as a Stockholder

Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the common warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such common warrant holders exercise their common warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration, Exercise Price and Form

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and will not expire prior to exercise. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The pre-funded warrants will be issued in certificated form.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation in the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

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Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Trading Market

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the pre-funded warrants, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

 Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada, Inc., 510 Burrard Street, 3rd Floor, Vancouver, BC V6C 3B9, Tel: 1-604-661-9400.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

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Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws apply to Nevada corporations  with 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation.  These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.  However, a Nevada corporation may elect in its Bylaws not to be governed by these particular laws.  We have made such an election in our Bylaws.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the Board;

•	the ability of our Board to alter our Bylaws without obtaining shareholder approval; and

•

the requirement that a special meeting of stockholders may be called only by either (i) the Chairman; (ii) the President; (iii) Vice President, or (iv) at least two members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

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PLAN OF DISTRIBUTION

We are offering up to                Units, based on an assumed public offering price of $          per Unit, which represents the closing price of our common stock on Nasdaq on            , 2023, for gross proceeds of up to $              million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of           , 2023, we have engaged Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Units will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about           , 2023

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $70,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement agent fees (7%)	$	$	$
Proceeds to us (before expenses)	$	$	$

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $   , all of which are payable by us. This figure includes, among other things, the Placement Agent’s fees and expenses (including the legal fees, costs and expenses for the Placement Agent’s legal counsel) up to $70,000.

Lock-Up Agreements

We, each of our officers and directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of six months after this offering is completed without the prior written consent of the Placement Agent.

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The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Other Compensation

We have also agreed to pay the Placement Agent a tail fee equal to 7% of the gross proceeds of any equity, equity-linked or debt or other capital raising activity, if any investor, who was introduced by the Placement Agent during the term of its engagement, provides us with capital in such a financing during the six-month period following expiration or termination of our engagement with the representative.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the common warrants included in the Units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the common warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

On August 12, 2022, we entered into an equity distribution agreement with the placement agent (the “Equity Distribution Agreement”), pursuant to which we may sell shares of our common stock having an aggregate offering price of up to $5,925,000 from time to time through the placement agent. The Placement Agent will be entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares of common stock sold under the Equity Distribution Agreement. As of the date hereof, 34,652 shares of our common stock have been sold under the Equity Distribution Agreement.

Listing

Our common stock is traded on Nasdaq under the symbol “LEXX”.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The placement agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2022 and 2021 audited annual consolidated financial statements of Lexaria Bioscience Corp., as of and for the years ended August 31, 2022, and August 31, 2021, have been audited by Davidson & Company LLP, independent registered public accounting firm.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●

our Annual Report on Form 10-K for the year ended August 31, 2022, filed on November 28, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K for the year ended August 31, 2022, filed on December 6, 2022;.

●

our Quarterly Report on Form 10-Q for the period ended November 30, 2022, filed on January 17, 2023, as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended November 30, 2022, filed on January 18, 2023;

●

our Current Reports on Form 8-K, filed on September 2, 2022, October 28, 2022, November 28, 2022, November 30, 2022, January 23, 2023, and March 3, 2023 (other than any portions thereof deemed furnished and not filed);

●	our Form 8-A12B, filed on January 11, 2021; and

●	our Form 8-A12G, filed on July 14, 2006.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the registration statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website at https://ir.lexariabioscience.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Lexaria Bioscience Corp.

100 - 740 McCurdy Road, Kelowna

British Columbia, Canada, V1X 2P7

250-765-6424, ext. 203

Attn: Vanessa Carle

vcarle@lexariabioscience.com

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Up to            Units, Each Unit Consisting of One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Up to           Pre-Funded Units, Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Share of Common Stock and One Common Warrant to Purchase One Share of Common Stock

Common Stock Underlying the Pre-Funded Warrants

Common Stock Underlying the Common Warrants

PRELIMINARY PROSPECTUS

MAXIM GROUP LLC

The date of this prospectus is            , 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than placement agent fees and expenses, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$2,644.80
FINRA Filing Fee	4,100
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar Fees and Expenses	2,500
Miscellaneous Expenses	5,000
Total Expenses	$179,244.80

Item 14. Indemnification of Directors and Officers.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification. .

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On May 6, 2020, and May 11, 2020, in two separate tranches, we issued to certain investors an aggregate of 295,540 shares and warrants to purchase up to 295,540 shares for aggregate proceeds of $2,039,228. The warrants have a five-year term and may be exercised at $10.50 per share. As compensation for placement agent services provided in connection with the private placement, the Company issued to Bradley Woods & Co. Ltd. warrants to purchase up to 21,637 shares of common stock on the same terms as the warrants issued to the investors.

On June 30, 2020, we issued 11,574 shares of common stock to a consultant, bearing a deemed aggregate value of $100,000, or $8.64 per Share. The shares were issued as partial compensation for investor relations services to be provided to the Company.

 On April 16, 2021, we issued, to three consultants, share purchase warrants exercisable into an aggregate of 300,000 shares of common stock.  The warrants are exercisable for a period of three years ending on April 16, 2024, and bear an exercise price of $9.00 per share as to 100,000 warrants and $7.00 per share as to 200,000 warrants.

On July 27, 2021, we agreed to pay a service provider $85,000 pursuant to which it has agreed to settle through the receipt of 12,178 shares of our common stock.

On December 16, 2021, we agreed to pay a service provider $1,200,000 pursuant to which it has agreed to settle through the receipt of 224,299 shares of our common stock.

In connection with each of the foregoing issuances, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and/or Rule 506 thereunder.

Item 16. Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Item 17. Undertakings

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

II-2

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Kelowna, British Columbia, on April 3, 2023.

LEXARIA BIOSCIENCE CORP.

By:	/s/ Christopher Bunka
	Name:	Christopher Bunka
	Title:	Chief Executive Officer, Chairman and Director (Principal Executive Officer)

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Lexaria Bioscience Corp., a Nevada corporation, hereby constitutes and appoints Christopher Bunka and John Docherty and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Bunka	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 3, 2023
Christopher Bunka

/s/ John Docherty	President and Director	April 3, 2023
John Docherty

/s/ Gregory Downey	Chief Financial Officer (Principal Financial Officer)	April 3, 2023
Gregory Downey CPA, CMA

/s/ Ted McKechnie	Director	April 3, 2023
Ted McKechnie

/s/ Nicholas Baxter	Director	April 3, 2023
Nicholas Baxter

/s/ Albert Reese, Jr.	Director	April 3, 2023
Albert Reese, Jr.

/s/ Catherine C. Turkel	Director	April 3, 2023
Catherine C. Turkel

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Placement Agent Agreement
2.1	Plan of Conversion (included as Schedule “A” to the proxy statement/prospectus)
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed March 1, 2006)
3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed March 1, 2006)
3.3	Amended and Restated Articles of Incorporation (Filed on Form 8-K January 14, 2021 Exh. 3.1)
3.4	Second Amended and Restated Bylaws (incorporated by reference as Exhibit 3.2 to our Current Report on Form 8-K filed January 14, 2021)
3.5	Amended and Restated Bylaws (Filed on Form S-1 June 3, 2020 Exh 3.4)
3.6	Amendment to Articles of Incorporation – Share Consolidation (Filed on Form 8-K June 23, 2009 Exh 3.1)
3.7	Amendment to Articles of Incorporation – Share Expansion (Filed on Form 8-K March 10th, 2010)
3.8	Amendment to Articles of Incorporation –Share Forward Split (Filed on Form 8-K December 16th, 2015 Exh 3.1)
3.9	Amendment to Articles of Incorporation – Name Change (Filed on Form 8-K May 11th, 2016 Exh 99.1)
4.1	Equity Incentive Plan (Filed on Form S-8 July 30, 2021)
4.2	Form of Warrant (incorporated by reference as Exhibit 4.1 to our Current Report on Form 8-K filed January 14, 2021)
4.3	Form of Representative’s Warrant (incorporated by reference as Exhibit 4.2 to our Current Report on Form 8-K filed January 14, 2021)
4.4	Warrant Agency Agreement (incorporated by reference as Exhibit 4.3 to our Current Report on Form 8-K filed January 14, 2021)
4.5*	Form of Common Warrant
4.6*	Form of Pre-funded Warrant
5.1*	Legal Opinion of Sichenzia Ross Ference LLP
10.1+	Executive Employment Agreement dated Dec. 31, 2021 with John Docherty (filed on Form 10-Q January 14, 2022 Exh 10.1)
10.2+	Management Services Agreement dated Dec. 31, 2021 with C.A.B. Financial Services Ltd. (Chris Bunka) (filed on Form 10-Q January 14, 2022 Exh 10.2)
10.3**	Intellectual Property License Agreement dated May 20, 2022 between Lexaria Hemp Corp. and Premier Wellness Science Co., Ltd. (filed on Form 10-Q July 14, 2022 Exh 10.3)
10.4	Underwriting Agreement with H.C. Wainwright & Co. LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed January 14, 2021)
10.5	Asset Purchase Agreement with Hill Street Beverage Company Inc. (incorporated by reference as Exhibit 10.31 to our Registration Statement on Form S-1 filed November 20, 2020)
10.6	Equity Distribution Agreement with Maxim Group LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed August 12, 2022)
10.7	Media Buys Agreement with SRAX (incorporated by reference as Exhibit 10.1 to our Current Report on Form 8-K filed December 16, 2021)
10.8*	Form of Warrant Agency Agreement
16.1	Letter of Davidson & Company LLP dated November 28, 2022
21.1	List of Subsidiaries of the Registrant (Filed on Form 10-K November 29, 2021 Exh 21.1)
23.1	Consent of Davidson & Company LLP, Chartered Professional Accountants
23.2*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page hereto)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Table

*To be filed by amendment.

** Portions of this exhibit have been omitted as the registrant has determined that the omitted information is not material and is the type that registrant treats as private or confidential.

+ Indicates management contract or compensatory plan.

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